SCHEDULE 14A INFORMATION

      PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE
                          ACT OF 1934 (AMENDMENT NO. )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

            ---------------------------------------------------------
Check the appropriate box:
[ ] Preliminary Proxy Statement
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[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                           VERMONT PURE HOLDINGS, LTD.
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
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       to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

                           VERMONT PURE HOLDINGS, LTD.

                       ROUTE 66, CATAMOUNT INDUSTRIAL PARK

                             RANDOLPH, VERMONT 05060

                           ---------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD APRIL 10, 2003

                           ---------------------------

     The Annual Meeting of Stockholders of Vermont Pure Holdings, Ltd. will be held at the American Stock Exchange, 86 Trinity Place, New York, NY 10006 on Thursday, April 10, 2003 at 1:30 P.M. local time, for the following purposes:

     1. To elect ten directors to hold office until the Annual Meeting of Stockholders in 2004 and until their respective successors have been duly elected and qualified;

     2. To amend the 1998 Incentive and Non-Statutory Stock Option Plan as described herein to among other things:

        o extend the exercise period for options granted following approval of this amendment under certain circumstances,

        o provide for additional methods of exercise for all options under the plan, and

        o increase the number of shares of common stock available for issuance under the plan from 1,500,000 shares to 2,000,000 shares; and

     3. To transact such other business as may properly come before the meeting and any adjournment(s) of the meeting.

     The record date for the Annual Meeting is Friday, February 21, 2003. Only stockholders of record at the close of business on February 21, 2003 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof.

     PLEASE READ THE ATTACHED PROXY STATEMENT, WHICH CONTAINS INFORMATION ABOUT THE ACTIONS TO BE TAKEN AT THE MEETING. IN ORDER TO ASSURE THE PRESENCE OF A QUORUM, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY IF YOU SO DESIRE AT ANY TIME BEFORE IT IS VOTED.

                                              By Order of the Board of Directors

                                              Bruce S. MacDonald
                                              SECRETARY

Randolph, Vermont
March 10, 2003

                           VERMONT PURE HOLDINGS, LTD.

                                ----------------

                                 PROXY STATEMENT

                                 ---------------


                               GENERAL INFORMATION

     We are providing you with this Proxy Statement and the enclosed form of proxy in connection with solicitation of proxies by the Board of Directors, or the Board, of Vermont Pure Holdings, Ltd. to be used at our Annual Meeting of Stockholders to be held on Thursday, April 10, 2003, and any adjournment or adjournments of the meeting. The matters to be considered at the Annual Meeting are set forth in the Notice of Meeting.

     Our executive offices are located at Route 66, Catamount Industrial Park, Randolph, Vermont 05060 and the telephone number is 802-728-3600. We are sending this Proxy Statement and the enclosed form of proxy to stockholders on or about March 10, 2003.

RECORD DATE AND OUTSTANDING SHARES

     The Board has fixed the close of business on February 21, 2003 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any and all adjournments of the meeting. As of the record date, we had issued and outstanding 21,271,536 shares of Common Stock, par value $.001, comprising all of our issued and outstanding voting stock. Each of our stockholders will be entitled to one vote for each share of Common Stock held of record by that stockholder.

SOLICITATION AND REVOCATION

     Proxies in the form enclosed are solicited by and on behalf of the Board. The persons named in the proxy have been designated as proxies by the Board. Any proxy given in response to this solicitation and received in time for the Annual Meeting will be voted as specified in the proxy. If no instructions are given, proxies will be voted

     "FOR" the election of the nominees listed below under "Election of Directors," and

     "FOR" the amendment to the 1998 Incentive and Non-Statutory Stock Option Plan,

and in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the Meeting and any adjournments of the meeting. If any other matters are properly presented at the Annual Meeting for action, the persons named in the proxy will vote the proxies in accordance with their best judgment. Any proxy given in response to this solicitation may be revoked by the stockholder at any time before it is exercised by written notification delivered to our Secretary, by voting in person at the Annual Meeting, or by delivering another proxy bearing a later date. Attendance by a stockholder at the Annual Meeting does not alone serve to revoke his or her proxy.

QUORUM

     The presence, in person or by proxy, of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a particular matter. Similarly, a broker may not be permitted to vote stock ("broker non-vote") held in street name on a particular matter in the absence of instructions from the beneficial owner of such stock. The shares subject to a proxy which are not being voted on a particular matter (because of either stockholder withholding or broker non-vote) will not be considered shares entitled to vote on such matter. These shares, however, may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum.

VOTING

     If a quorum is present at the Annual Meeting, the persons nominated for election as directors will be elected by a plurality of the shares of Common Stock voted at the Annual Meeting. "Plurality" means that the nominees who receive the highest number of votes will be elected as the directors for the ensuing year.

     If a quorum is present at the Annual Meeting, Proposal No. 2 to approve the amendment of the 1998 Incentive and Non-Statutory Stock Option Plan requires a majority of the votes properly cast at the meeting. American Stock Exchange rules require stockholder approval of the amendment to the 1998 Incentive and Non-Statutory Stock Option Plan. Also, the stockholders must approve the amendment in order for stock options issuable under the plan to qualify for favorable tax treatment under the Internal Revenue Code. Abstentions with respect to either of these proposals will count as being present and represented and entitled to vote, and will be included in calculating the number of votes cast. Abstentions will therefore have the effect of a vote "AGAINST" the proposal. Broker non-votes will not be included in calculating the number of votes cast on these proposals.

     We know of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies we receive will be voted on that matter in accordance with the best judgment of the persons named in the proxies.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

     Our ten current directors have been nominated by the Board as candidates for election as directors to serve until the next annual meeting of stockholders and until their respective successors have been elected and qualified. In case any of these nominees become unavailable for election to the Board, an event which is not anticipated, the persons named as proxies, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any other nominee in accordance with their judgment.

     Unless otherwise specified in the form of proxy, the proxies solicited by the management will be voted "FOR" the election of the ten candidates.

                 PROPOSAL 2--AMENDMENT OF OUR 1998 INCENTIVE AND

                         NON-STATUTORY STOCK OPTION PLAN

     On December 6, 2002 and January 31, 2003, our Board approved the amendment of our 1998 Incentive and Non-Statutory Stock Option Plan, or the 1998 Plan, subject to approval by our stockholders, to among other things:

        o extend the exercise period for options granted following approval of this amendment under certain circumstances,

        o provide for additional methods of exercise for all options under the plan, and

        o increase the number of shares of common stock available for issuance under the plan from 1,500,000 shares to 2,000,000 shares, subject to adjustment in the event of stock splits, stock dividends, recapitalizations and the like.

Our Board is submitting the proposed amendment to the 1998 Plan to our stockholders for approval.

     Options constitute a significant portion of the overall compensation of our employees, including our executive officers. Options issued under the 1998 Plan also represent a significant form of compensation that we pay to employees. Our Board, including the members of the Compensation Committee, believes that we will derive substantial benefits from the increased flexibility that will be afforded it under the 1998 Plan as a result of the proposed changes permitting the extension of the exercise period of new options granted after the date the amendment is approved and the additional methods of exercise for all options under the 1998 Plan.

     Additionally, the Board believes that substantial benefits will result from increasing the aggregate number of options that we can issue under the 1998 Plan because equity ownership of our company aligns the interests of our officers and other employees with the interests of our stockholders. The Board also believes that the proposed amendment will assist us to attract and retain key executives by enabling us to offer competitive compensation packages. In addition, the Board believes that the availability of additional shares under the plan would provide increased flexibility in structuring any acquisitions that we may pursue.

     In order to pass, this proposal must receive a majority of the votes cast with respect to this matter.

     Unless otherwise specified in the form of proxy, the proxies solicited by the management will be voted "FOR" Proposal 2.

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information concerning each of our directors continuing in office and each of our current executive officers:


NAME                                           AGE                 POSITION

Timothy G. Fallon                               49               Chief Executive Officer
                                                                 and Chairman of the Board
Henry E. Baker                                  70               Director, Chairman Emeritus
Peter K. Baker                                  43               President and Director
Phillip Davidowitz                              71               Director
Robert C. Getchell                              54               Director
Carol R. Lintz                                  50               Director
David R. Preston                                62               Director
Ross S. Rapaport                                60               Director
Norman E. Rickard                               66               Director
Beat Schlagenhauf                               51               Director
John B. Baker                                   48               Executive Vice President
Bruce S. MacDonald                              44               Chief Financial Officer,
                                                                 Treasurer, and Secretary


     The business experience during at least the last five years of each of these individuals is as follows:

     TIMOTHY G. FALLON has been our Chief Executive Officer and a director since November 1994. Until October 2000, he concurrently served as our President. In April 1998, he was appointed Chairman of the Board of Directors. He also chairs the Executive Committee of the Board of Directors. From January 1992 to November 1994, Mr. Fallon was the Senior Vice President, Sales and Marketing for Cadbury Beverages, Inc. From October 1989 to December 1991, Mr. Fallon was Vice
President of Sales for Canada Dry USA, a division of Cadbury Beverages, Inc. From July 1984 to September 1989, Mr. Fallon served as Vice President - Sales and Marketing for Pepsi Cola Bottling Company New York City, Inc.

     HENRY E. BAKER became a director and our Chairman Emeritus in October 2000 in conjunction with the business combination with Crystal Rock Spring Water Company. Prior to the business combination, he was employed at Crystal Rock from 1947 to 2000. He was appointed President of Crystal Rock and became Chairman of its Board of Directors in 1965. Mr. Baker served on the International Bottled Water Association, or IBWA, Board of Directors for two decades. He was inducted into the Beverage World Bottled Water Hall of Fame in 1990. Mr. Baker is the father of Peter K. Baker and John B. Baker and the husband of Joan A. Baker, a subordinated creditor. See "Certain Transactions."

     PETER K. BAKER became a director and our President in October 2000 in conjunction with the business combination with Crystal Rock. He is a member of the Executive Committee. Prior to that, he was employed at Crystal Rock from 1977 to 2000 and was appointed its Co-President in 1993. After serving on the Board of Directors of the IBWA, Peter served as its Chairman during the 1998-1999 term.

     PHILLIP DAVIDOWITZ has been a director since June 1998. Mr. Davidowitz, who is retired, was President of TSE Clearing Services, Inc. since 1980 and a member of the New York Stock Exchange and Vice Chairman of Transatlantic Securities Company since 1988. TSC Clearing Services is a wholly-owned subsidiary of Transatlantic Securities Company, and is a sales and marketing company for client retention. Transatlantic Securities Company is a member of the New York Stock Exchange and executes orders for clients on an agency basis only and clears its own transactions.

     ROBERT C. GETCHELL has been a director since December 1994. He is chair of our Audit Committee and a member of the Compensation Committee. Mr. Getchell has been a principal of Getchell Professional Association, a certified public accountant firm in Quechee, Vermont, since 1975. In July 1992, Mr. Getchell was appointed to the Vermont Economic Development Authority and served as its chairman from 1996 through 1998.

     CAROL R. LINTZ has been a director since 2001. She is a member of our Audit Committee. From 1996 to 2000 Ms. Lintz was an analyst at Wellington Management in Boston, Massachusetts. Prior to that, from 1992 to 1996, she was an analyst for State Street Research and Management in Boston.

     DAVID R. PRESTON has been a director since October 1995. He chairs our Compensation Committee and is a member of our Audit and Executive Committees. Since September 1995, Mr. Preston has been a consultant and adjunct professor of Suffolk University in Boston, Massachusetts. From 1990 to July 1995, Mr. Preston was a division president at Kayser-Roth Corporation, a sock and hosiery manufacturer, located in Greensboro, North Carolina. He has been a Senior Associate with Renaissance Management Group LLC, a management consulting firm, since September 1996. Mr. Preston is a retired division president and corporate officer of the Gillette Company.

     ROSS S. RAPAPORT became a director in October 2000 in connection with the business combination with Crystal Rock. Mr. Rapaport is Counsel to Pepe & Hazard LLP, a law firm with offices in Hartford and Southport, Connecticut and Boston, Massachusetts. He has practiced in the area of corporate and general business law for more than 35 years. He has provided legal advice to Crystal Rock since 1974 and serves as trustee of the Baker family trusts.

     NORMAN E. RICKARD has been a director since May 1995. He is a member of our Executive and Audit Committees. Mr. Rickard, who is retired, was the President of Xerox Document Services Group of Xerox Corporation and a Corporate Senior Vice President. Mr. Rickard had been employed by Xerox Corporation since 1967 in various capacities, including President of Xerox Business Services, Director of Business Effectiveness, Director of the Worldwide Strategic Manufacturing Project, Director of Staff Operations and Vice President of Quality. He is also currently a director of Optical Dynamics Corporation, Health Now of New York and Annie's Homegrown.

     BEAT SCHLAGENHAUF has been a director since July 1993. Mr. Schlagenhauf has been a principal of Schlagenhauf & Partners, a portfolio management company in Zurich, Switzerland, for the past 16 years.

     JOHN B. BAKER became our Executive Vice President in October 2000, in conjunction with the business combination with Crystal Rock. He was employed at Crystal Rock from 1975 to 2000. He was appointed Co-President in 1993.

     BRUCE S. MACDONALD has been our Chief Financial Officer and Treasurer since May 1993. He has also served as our Secretary since June 1999. From 1987 to May 1993, Mr. MacDonald was Controller of Cabot Cooperative Creamery Incorporated.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     During the fiscal year ended October 31, 2002, the Board of Directors met four times in person and one time by telephone. In addition, the Board approved other business by unanimous consent on one separate occasion. The Audit Committee met four times in person and one time by telephone, the Compensation Committee met one time, and the Executive Committee met three times during the year. The Board does not have a Nominating Committee. No incumbent director, except Mr. Davidowitz, attended fewer than 75% of the total number of meetings of the Board and Committees of the Board on which he or she served.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the our officers, directors and persons who beneficially own more than 10% of a registered class of our Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission, or SEC. Officers, directors and ten-percent-stockholders are charged by the SEC regulation to furnish us with copies of all Section 16(a) forms they file.

     Based solely upon a review of Forms 3, 4 and 5 and amendments to those forms furnished to us during fiscal 2002, and, if applicable, written representations that Form 5 was not required, we believe that all Section 16(a) filing requirements applicable to our officers, directors and ten-percent-stockholders were fulfilled in a timely manner.

                REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

     The following tables show (1) the cash compensation we paid, as well as certain other compensation paid or accrued, to our Chief Executive Officer and three most highly compensated executive officers other than the Chief Financial Officer for our last three fiscal years, and (2) information regarding options exercised by the Chief Executive Officer in fiscal year 2002, and the value of all options held by the Chief Executive Officer and Chief Financial Officer at the end of fiscal year 2002. No other executive officers have outstanding option agreements with us. Except for the listed individuals, we had no other executive officers during fiscal year 2002.

                           SUMMARY COMPENSATION TABLE


NAME AND PRINCIPAL POSITION               FISCAL            ANNUAL COMPENSATION               LONG TERM COMPENSATION
                                           YEAR

----------------------------------------- -------- ------------- ------------ --------------- -----------------------
                                                       SALARY       BONUS        OPTIONS/           ALL OTHER
                                                        ($)          ($)        (# SHARES)        COMPENSATION(3) ($)
----------------------------------------- -------- ------------- ------------ --------------- -----------------------
Timothy G. Fallon                          2002        $250,000      $75,000       -0-               $18,071
Chief Executive Officer                    2001        $250,000     $210,000       -0-               $25,000
                                           2000        $205,000      $50,000    500,000(1)           $17,866
----------------------------------------- -------- ------------- ------------ --------------- -----------------------
Peter K. Baker                             2002        $250,000      $40,715       -0-                $9,285
President                                  2001        $250,000      $71,826       -0-               $13,174
                                           2000         $17,123         -0-        -0-                  -0-
----------------------------------------- -------- ------------- ------------ --------------- -----------------------
John B. Baker                              2002        $250,000      $50,000       -0-                  -0-
Executive Vice President                   2001        $250,000      $80,120       -0-                $4,880
                                           2000         $17,123         -0-        -0-                  -0-
----------------------------------------- -------- ------------- ------------ --------------- -----------------------
Bruce S. MacDonald                         2002        $105,000         -0-        -0-               $15,000
Chief Financial Officer, Treasurer, and    2001        $105,000      $35,000     10,000(2)            $8,394
Secretary                                  2000         $94,185      $20,000    100,000(1)            $9,359
----------------------------------------- -------- ------------- ------------ --------------- -----------------------

(1) Options to purchase Common Shares with an exercise price per share of $3.25 issued on October 5, 2000 expiring 10 years later.

(2) Options to purchase Common Shares with an exercise price per share of $3.62 issued on June 26, 2002 expiring 10 years later.

(3) The amount under "All Other Compensation" represents car, life and disability insurance allowances.

     We cannot determine, without unreasonable effort or expense, the specific amount of certain personal benefits afforded to our employees, or the extent to which benefits are personal rather than business. We have concluded that the aggregate amounts of such personal benefits which cannot be specifically or precisely ascertained do not in any event exceed, for the individuals named in the preceding table, the lesser of $50,000 or 10% of the compensation reported in the table for such individuals, and that the information set forth in the table is not rendered materially misleading due to of the omission of the value of such personal benefits.

     No options were granted to any of our executive officers during the fiscal year ending October 31, 2002.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

                        AND FISCAL YEAR-END OPTION VALUES


                          COMMON SHARES    VALUE REALIZED      NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                           ACQUIRED ON    FROM EXERCISE OF            OPTIONS                    IN-THE-MONEY
                             EXERCISE          OPTIONS           AT FISCAL YEAR-END       OPTIONS AT FISCAL YEAR-END
                                                                                                    ($)(1)


          NAME                                              EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------------   -------------   ---------------  ------------- --------------- ------------- ---------------
Timothy G. Fallon             14,000           $36,000        895,000        300,000       $1,013,000      $165,000
C.E.O.
-----------------------   -------------   ---------------  ------------- --------------- ------------- ---------------
Bruce S. MacDonald              -0-               -0-         181,000         60,000         $171,000       $30,000
C.F.O., Treasurer, and
Secretary


(1) As of October 31, 2002, the closing price per share of Common Stock was $3.80 on the American Stock Exchange.

   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED
                              STOCKHOLDER MATTERS

EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth additional information as of October 31, 2002, about shares of our Common Stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements, divided between plans approved by our stockholders and plans or arrangements that were not required to be and were not submitted to our stockholders for approval.


                                         (a)                          (b)                           (c)


Plan Category                   Number of Securities to be   Weighted-average exercise    Number of Securities
                                issued upon exercise of      price of outstanding         remaining available for
                                outstanding options,         options, warrants and        future issuance under
                                warrants and rights          rights                       equity compensation plans
                                                                                          (excluding securities
                                                                                          reflected in column (a)).
------------------------------- ---------------------------- ---------------------------- ----------------------------
Equity compensation plans
approved by security holders             1,943,000                      $3.08                       502,000
------------------------------- ---------------------------- ---------------------------- ----------------------------
Equity compensation plans not
approved by security holders
(1)(2)(3)                                  542,335                      $2.50                         -0-
------------------------------- ---------------------------- ---------------------------- ----------------------------
Total                                    2,485,335                      $2.95                       502,000
------------------------------- ---------------------------- ---------------------------- ----------------------------

(1) On July 24, 1996, we granted non-qualified stock options to each of Robert Getchell, Beat Schlagenhauf, Norman Rickard, David Preston and Richard Worth to acquire 30,000 shares of our Common Stock for a per share price of $2.50. The options expire in July 2006. Each grantee was a director at the time of grant and received the option as a performance incentive. The material features of these plans are substantially similar to those of the stockholder-approved plans.

(2) On September 12, 1997, we granted non-qualified stock options to David Preston to acquire 26,000 shares of our Common Stock, and to each of Robert Getchell, Beat Schlagenhauf, Norman Rickard and Richard Worth to acquire, in each case, 22,000 shares of our Common Stock for a per share price of $2.50. The options expire at various times between September 2004 and December 2005. Each grantee was a director at the time of grant and received the option as a performance incentive. The material features of these plans are substantially similar to those of the stockholder-approved plans.

(3) In an agreement dated November 4, 1994, and modified on September 12, 1997, we granted non-qualified stock options to Tim Fallon to acquire 293,335 shares of our Common Stock for a per share price of $2.50. The options expire on December 1, 2004. In February 2002, Mr. Fallon exercised 25,000 of these options. On July 24, 1996 we granted an additional 10,000 shares of our Common Stock of non-qualified stock options at an exercise price of $2.50 per share. The material features of these plans are substantially similar to those of the stockholder-approved plans.

DESCRIPTION OF THE 1998 PLAN

     THE FULL TEXT OF THE 1998 PLAN INCLUDING PROPOSED CHANGES IS ATTACHED AS EXHIBIT A. The following summary of some of its provisions is qualified in its entirety by reference to the text of the attached exhibit.

     The 1998 Plan authorizes the grant of (i) options to purchase Common Stock intended to qualify as incentive stock options, or Incentive Options, as defined in Section 422 of the Code, and (ii) options that do not so qualify, or Non-Statutory Options. Up to 1,500,000 shares of Common Stock (subject to adjustment upon certain changes in our capitalization) may currently be issued pursuant to options granted under the 1998 Plan.

     As of February 21, 2003, options to purchase 1,377,303 shares of Common Stock are outstanding, and options to purchase 41,000 shares have been exercised. When any options lapse or are terminated without being exercised, the shares subject to those options may be subject to new options under the 1998 Plan, so long as the maximum amount of shares issuable under the 1998 Plan pursuant to outstanding options is not exceeded. Of the outstanding options, executive officers hold options to purchase 140,000 shares, other employees hold options to purchase 379,103 shares, and directors hold options to purchase the balance. Based on the closing price per share of our Common Stock as reported on the American Stock Exchange on February 21, 2003, the aggregate market value of the 1,500,000 shares issuable under the Plan was $6,075,000.

     The 1998 Plan is administered by the Compensation Committee of the Board of Directors. The Committee members are not at present either officers or employees. The Committee selects the individuals to whom options are granted and determines the option exercise price, expiration date, vesting and other terms of each award, subject to the provisions of the 1998 Plan. Incentive Options may be granted under the 1998 Plan to employees, including officers and directors who are also employees. As of February 21, 2003, approximately 350 employees were eligible to participate in the 1998 Plan. Non-Statutory Options may be granted under the 1998 Plan to employees, officers, consultants and other individuals providing services to us and directors, whether or not they are our employees.

     No option granted under the 1998 Plan may extend for more than 10 years from the date of grant (five years in the case of an Incentive Option granted to an optionee who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of our stock or any parent or subsidiary. The exercise price of Incentive Options granted under the 1998 Plan must be at least equal to the fair market value of the Common Stock on the date of grant (110% of fair market value in the case of agreater-than-ten-percent-stockholder). Although we have no present plans to grant options at less than fair market value, Non-Statutory Options may have an exercise price that is less than, equal to, or greater than the fair market value of the Common Stock on the date of grant. The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to Incentive Options under the 1998 Plan or any other plan of ours providing for the grant of incentive options which first become exercisable by an employee or officer in any calendar year may not exceed $100,000.

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

     Payment of the exercise price of the shares subject to the option may be made with (i) cash or check for an amount equal to the option price for such shares, (ii) with the approval of the Board or Committee, in shares of Common Stock having a fair market value equal to the option price of such shares, plus cash in an amount equal to the excess, if any, of the option price over the fair market value of such shares of Common Stock.

     The grantee of a Non-Statutory Option recognizes no income for federal income tax purposes on the grant thereof. On the exercise of such an option, the difference between the exercise price and the fair market value of the shares purchased under the option at the time of that purchase will be recognized by the option holder in the year of exercise as ordinary income, and the fair market value of the shares on the date of exercise will be the tax basis of those shares for computing gain or loss on any subsequent sale. We may reduce our taxable income by an amount equal to the amount recognized by the option holder as ordinary income upon exercise of a Non-Statutory Option.

     Generally, the grantee of the Incentive Option recognizes no income for federal income tax purposes at the time of grant or exercise of the option.
Rather, the holder ordinarily will recognize taxable income upon subsequent disposition of the shares purchased under the option. If no disposition of shares acquired upon exercise of an Incentive Option is made by the optionee within two years of the date of grant or within one year after exercise of the option, any gain realized by the optionee on the subsequent sale of such shares is treated, for federal income tax purposes, as long-term capital gain. The price paid for the shares purchased upon the exercise of the option will be the tax basis for computing any gain. If the shares are sold prior to the expiration of such periods, referred to as a disqualifying disposition, the difference between the lesser of the value of the stock at the date of exercise or the date of sale and the exercise price of the stock is treated as compensation taxable to the grantee as ordinary income and the excess gain, if any, is treated as capital gain (which will be long-term capital gain if the shares were held for more than 12 months). The amount by which the fair market value of shares at the time of exercise of the Incentive Option covering such shares exceeds the option price for such shares is a tax preference item and is included in "alternative minimum taxable income" for the purpose of computing the "alternative minimum tax." We do not withhold any tax in connection with the grant or exercise of an Incentive Option and, in the usual circumstances, we are not entitled to any tax deduction in connection with the grant or exercise of an Incentive Option.

     We believe that, under current federal tax law, options granted under the 1998 Plan will not, at the time of grant, have a readily ascertainable fair market value. Accordingly, under the applicable provisions of the Code, even if options do not qualify as Incentive Options, the grantee of such Non-Statutory Option would recognize no income for federal income tax purposes on the grant thereof. The 1998 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

     Options are non-transferable except by will or by the laws of descent or distribution and are exercisable, during the optionee's lifetime, only by the optionee. Options generally may not be exercised after (i) termination of the optionee's employment by optionee for any reason or by us for cause, (ii) 30 days after termination of the optionee's employment by us without cause and
(iii) 180 days following the optionee's termination of employment with us by reason of death or the optionee's retirement by reason of age or disability.

     The Board may terminate the 1998 Plan at any time, and may, in general, amend the 1998 Plan at any time and from time to time. However, no amendment that would (i) increase the number of shares of Common Stock as to which options may be granted under the 1998 Plan (not including increases in the event of certain changes in our capital structure) or (ii) materially change the provisions relating to eligibility to participate in the 1998 Plan will be effective without the approval of our stockholders at an annual or special meeting held within 12 months of adoption of the amendment.

     We intend to file, as soon as practicable after stockholder approval of the proposal, a Registration Statement under the Securities Act of 1933 covering the additional shares of Common Stock issuable under the 1998 Plan. The Board of Directors has not determined what action it will take in the event the stockholders do not approve the proposal.

PROPOSED NEW PLAN BENEFITS

     You are being asked to vote for an amendment to the 1998 Plan which would extend the exercise period for options granted following approval of this amendment under certain circumstances, provide for additional methods of exercise for all options granted under the 1998 Plan, and increase the number of shares authorized to be issued under the 1998 Plan from 1,500,000 shares to 2,000,000 shares.

     Under the proposed amendment, any new options granted under the 1998 Plan generally may not be exercised after:

        o termination of the optionee's employment by us for cause,
        o 30 days after termination of the optionee's employment by the optionee for any reason,
        o 90 days after termination of the optionee's employment by us without cause,
        o one year following the optionee's termination of employment by reason of death, and
        o two years following optionee's retirement by reason of age or disability.

These proposed changes would not affect options that are currently outstanding.

     Retirement by reason of age under all 1998 Plan options would include the voluntary termination of the Optionee's employment with or services to us by an Optionee who has had at least 10 years of service to us and is at least 50 years old, and termination of the Optionee's employment with or services to us under such other circumstances as determined by the Committee.

     All 1998 Plan options could be exercised using cash or any of the following methods of payment if approved by the Committee: payment with unrestricted shares of our stock, broker-assisted payments, reduction of the number of option shares otherwise issuable by a number of shares having a fair market value equal to the aggregate exercise price, and by any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Committee, in its discretion) which the Committee determines are consistent with the purpose of the 1998 Plan and with applicable laws and regulations.

     Finally, under the proposed amendment, the number of shares authorized to be issued under the 1998 Plan would be increased from 1,500,000 to 2,000,000. No option may be granted under the 1998 Plan after April 10, 2013.

     The Committee may grant options under the 1998 Plan on a discretionary basis. Therefore, we are unable to determine the dollar value and number of options which will be received by or allocated to (i) any of the executive officers, (ii) the current executive officers, as a group, (iii) the current directors who are not executive officers, as a group, (iv) each nominee for election as a director and (v) the employees who are not executive officers, as a group, as a result of the adoption of the amendment to the 1998 Plan. If the proposed amendment had been in effect during 2002, it would not have affected the determination of the number of options received by or allocated to participants in 2002.

     Under the Internal Revenue Code, stockholder approval is necessary in order for stock options covering the shares issuable under the 1998 Plan to be eligible to qualify as incentive stock options under Section 422 of the Code. Approval will require the affirmative vote of a majority of the shares of Common Stock present or represented at the special meeting and voting on the proposal.

     The Board believes that approval of the proposed amendments to the 1998 Plan are desirable because options have been and will continue to be an important part of our compensation system. Extending the exercise period of options granted following approval of the amendment and permitting additional methods for exercising all options will enhance the flexibility of the 1998 Plan. Increasing the number of shares authorized for issuance under the 1998 Plan will enable us to provide further incentive to our employees, consultants, directors and other service providers.

EXECUTIVE PARTICIPATION IN COMPENSATION DECISIONS AND COMPENSATION COMMITTEE; AUDIT COMMITTEE

     Compensation decisions during the fiscal year ended October 31, 2002 were made by the Board of Directors upon the recommendation of the Compensation Committee (except for stock options under our 1998 Stock Option Plan, which are granted by the Compensation Committee). The Compensation Committee is empowered to make recommendations to the Board relating to the overall compensation arrangements for our senior management and any compensation plans in which our officers and directors are eligible to participate. The Compensation Committee was comprised of Mr. Preston and Mr. Getchell. No person serving on the Compensation Committee at any time during fiscal year 2002 was an executive officer or had any relationship required to be disclosed under Item 404 OF REGULATION S-K promulgated by the SEC.

     We also have an Audit Committee, the members of which are Mr. Getchell, Ms. Lintz, Mr. Preston and Mr. Rickard. The Audit Committee, among other things, is empowered to engage the independent auditors and to review the scope and procedures of the activities of the independent auditors and the reports on their audits. The Audit Committee meets periodically with the independent auditors and management to review their work and confirm that they are properly discharging their responsibilities.

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

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     On October 5, 2000, we entered into employment agreements with certain of our executive officers. The executive officer agreements in effect as of October 31, 2002 were as follows:

TIMOTHY G. FALLON

     Our agreement with Mr. Fallon has a term of five years and provides that he will have the title of Chief Executive Officer. His base salary is currently $275,000, subject to annual review by the Board of Directors, and he is eligible to receive various bonuses. The agreement provides that for fiscal years 2000 and 2001, we will pay him a bonus of from $50,000 to $100,000 depending on our ability to achieve stated levels of target sales, and a further bonus of from $50,000 to $100,000 depending upon our ability to achieve stated levels of target earnings before interest, taxes, depreciation, and amortization, or EBITDA. In fiscal year 2002, Mr. Fallon qualified for a bonus of $75,000 relating to achievement of target sales goals. For fiscal years 2003 through 2004, the range for the sales and EBITDA bonuses will be from $70,000 to $120,000.

     We will reimburse Mr. Fallon for up to $25,000 for buying disability and other insurance that it does not offer as an employee benefit, if he elects to obtain it, and leasing and operating an automobile. Subject to the fiduciary duties of the Board, we will use our best efforts to have Mr. Fallon elected as a member of the Board and the Executive Committee of the Board. The agreement with Mr. Fallon also contains confidentiality provisions and a non-competition clause that prohibits Mr. Fallon from competing with us during the term of the agreement and any period in which he is no longer employed and receives severance payments, or for 12 months if he is not receiving severance payments.

     Also, in accordance with the agreement, Mr. Fallon received 500,000 options on October 5, 2000 to purchase our common stock at $3.25 per share, the market price on that date. The options vest in equal increments over five years and have a term of ten years.

     If we terminate Mr. Fallon's employment before the agreement expires and without "cause," as defined in the agreement, in fiscal years 2002 through 2004, we would be required to pay him monthly severance benefits for the remaining term of his agreement or 24 months, whichever is less, at an annual rate equal to his base annual salary plus $200,000, together with fringe benefits as described in the agreement. Mr. Fallon's contract contains no provisions entitling him to resign and be compensated for "good reason." If there is a "change of control," as defined in the agreement, of the company, followed within 30 days by the termination of Mr. Fallon's employment for any reason, then we would be required to pay him monthly severance benefits as if there had been a termination without cause, together with fringe benefits as described in the agreement.

PETER K. BAKER

     The agreement with Peter K. Baker has a term of five years and provides that he will have the title of President. His base salary is currently $250,000, subject to annual review by the Board of Directors, and he will be eligible to receive a bonus of from $25,000 to $75,000 depending on our ability to achieve stated levels of EBITDA. In fiscal year 2002, he was not eligible for such a bonus based on our performance but Mr. Baker was entitled to a guaranteed bonus of $40,715.

     Subject to the fiduciary duties of the Board, we will use our best efforts to have Mr. Baker elected as a member of the Board and the Executive Committee of the Board, so long as the former stockholders of Crystal Rock hold in the aggregate at least 40% of our outstanding shares.

     The agreement also contains confidentiality provisions and a non-competition clause that prohibits Mr. Baker from competing with us during the term of the agreement and any period in which he is no longer employed and receives severance payments, or for 12 months if he is not receiving severance payments. If we terminate Mr. Baker's employment before the agreement expires and without "cause," as defined in the agreement, we will be required to pay him monthly severance benefits for the remaining term of his agreement at an annual rate equal to his base annual salary plus $50,000, together with fringe benefits as defined in the agreement, subject to various limits. If Mr. Baker leaves employment for "good reason," which means if we require him to relocate his home a distance of more than 50 miles, if we assign to him duties materially inconsistent with his position, or if we materially breach our agreement with him, he will be entitled to the same payments as if we had terminated his employment without cause. Finally, if there is a "change of control," as defined in the agreement, of the company, followed within 30 days by the termination of Mr. Baker's employment for any reason, then we would be required to pay him monthly severance benefits for 24 months or the remaining term of his agreement, whichever is less, at the same annual rate that applies in case of termination.

HENRY E. BAKER

     Our agreement with Henry E. Baker has a term of five years and provides that he will be Chairman Emeritus. Mr. Baker is required to make himself reasonably available to us for consultation for at least 20 hours per calendar month. His base annual salary is currently $25,000, subject to annual review by the Board of Directors. We provide him with an automobile allowance of up to $12,000 per year for his actual cost of leasing and operating an automobile.

     Subject to the fiduciary duties of the Board, we will use our best efforts to have Mr. Baker elected as a member of the Board so long as the former stockholders of Crystal Rock hold in the aggregate at least 40% of our outstanding shares.

     Henry E. Baker's employment agreement is substantially the same as Peter K. Baker's with respect to confidentiality and non-competition. His agreement regarding severance following termination is substantially the same as for Peter Baker in case of termination of employment without cause, termination for good reason, and termination following a change of control. In cases requiring severance payments, we will pay Mr. Baker monthly severance benefits for the remaining term of his agreement, but not more than 24 months in case of a change of control, at an annual rate equal to his base annual salary, without any added amount, plus fringe benefits as defined in the agreement.

JOHN B. BAKER

     John B. Baker has a five year agreement with us that provides that he will have the title of Executive Vice President. His base salary is currently $250,000, subject to annual review by the Board of Directors, and he is eligible to receive a bonus of from $25,000 to $75,000 depending on our ability to achieve stated levels of EBITDA. In fiscal year 2002, he was not eligible for such a bonus based on our performance but Mr. Baker was entitled to a guaranteed bonus of $50,000 under the agreement.

     Mr. Baker may elect to reduce his duties and compensation by giving us written notice. In that case, he must make himself reasonably available to us for consultation for at least 20 hours per calendar month. While he is employed full time, his base salary and bonus arrangements are the same as for Peter K. Baker. If he chooses reduced employment, his base salary will be reduced to $160,000, subject to annual review by the Board of Directors. He would no longer be eligible for a bonus based on our EBITDA targets. His guaranteed bonus would be equal to the excess of $15,000 over the reimbursed insurance and automobile allowance described above. As of February 14, 2003, he has chosen not to reduce his employment. With respect to confidentiality and non-competition, John B. Baker's employment agreement is substantially the same as Peter K. Baker's.

BRUCE S. MACDONALD

     Our agreement with Mr. MacDonald has a term of five years and provides that he will have the title of Vice President of Finance, Chief Financial Officer and Treasurer. His base salary is currently $115,000, subject to annual review by the Chief Executive Officer, and he will be eligible to receive a bonus of from $25,000 to $75,000 depending on our ability to achieve stated levels of target EBITDA. In fiscal year 2002, Mr. MacDonald was not eligible for a bonus based on our performance.

     We will reimburse Mr. MacDonald for up to $15,000 for buying insurance that we do not offer as an employee benefit, if he elects to obtain it, and leasing and operating an automobile. The agreement with Mr. MacDonald also contains confidentiality provisions and a non-competition clause substantially the same as for Mr. Fallon and Messrs. Baker.

     Also, in accordance with the agreement, Mr. MacDonald received 100,000 options on October 5, 2000 to purchase our common stock at $3.25 per share, the market price on that date. The options vest in equal increments over five years and have a term of ten years.

     If we terminate Mr. MacDonald's employment before the agreement expires and without "cause," as defined in the agreement, we will be required to pay him monthly severance benefits for the remaining term of his agreement or 24 months, whichever is less, at an annual rate equal to his base annual salary plus $50,000, together with fringe benefits as defined in the agreement, subject to various limits. Mr. MacDonald's contract contains no provisions entitling him to resign and be compensated for "good reason." If there is a "change of control," as defined in the agreement, of the company, followed within 30 days by the termination of Mr. MacDonald's employment for any reason, then we would be required to pay him monthly severance benefits as if there had been a termination without cause, together with fringe benefits as described in the agreement.

COMPENSATION OF DIRECTORS

     Directors who are employees or consultants do not receive any fees for attending Board meetings. Directors who are not employees or consultants receive $750 for each meeting of the Board attended and $7,500 each year, subject to reduction by (i) 50% if the director misses two meetings, and (ii) 100% if the director misses more than two meetings. Directors serving on a regular committee of the Board receive $400 for each committee meeting attended. Additional compensation may be paid for service on ad hoc committees that may be constituted from time to time. In addition, outside members of the Board automatically receive 5,000 Common Stock options at the beginning of each fiscal year through 2002 and 5,000 Common Stock options at the beginning of each calendar year if they met certain attendance criteria during the previous year. The options are issued under the 1998 Stock Option Plan.

                      COMMITTEE REPORTS AND RELATED MATTERS

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board is composed of two directors, Mr. Getchell and Mr. Preston. The Compensation Committee also administers our stock option plans and employee stock purchase plan. This Committee is charged with the responsibility of reviewing and approving executive officers' compensation and approving all discretionary grants of stock options under our stock option plans. The following describes the compensation programs in effect during fiscal 2002.

COMPENSATION POLICY

     Our compensation policies are designed to pay executives an annual salary that is industry competitive and an annual bonus that is based both on our performance and on individual goals established for each of the executives for the fiscal year. We also have longer term incentives based on stock options. All three components of compensation are reviewed annually by the Committee to ensure that salaries remain competitive, that bonuses reward performance and that stock options provide continued incentives.

     Salaries for executive officers are based on the duties and responsibilities of the position held by the executive compared with executive officers of other companies in the industry. Salaries are reviewed and established within the parameters set forth in employment agreements. Various industry salary surveys are reviewed and provided to the Committee to review in establishing compensation.

     The officer's performance over the prior year is assessed by comparing it to objectives and goals that are established by the Board, the Committee and management in a strategic planning process. Payment of bonuses is currently determined by reference to specific performance related formulas in the employment agreements. The Committee approves all such determinations.

     We periodically grant stock options to some or all of our executives and key employees as a means of creating a long-term incentive and benefit. Such stock options are generally granted at the fair market value of shares of Common Stock on the date of grant. Thus, no benefit will accrue to the executive or key employee from the stock option grant until the Common Stock appreciates. This creates a long-term goal for appreciation of the Common Stock which coincides with the interests of the stockholders.

     In connection with our business combination with Crystal Rock Spring Water Company, the Compensation Committee negotiated, and the Board of Directors approved, five-year employment agreements effective October 5, 2000 with the chief executive officer, Timothy G. Fallon, and with four other executive officers or directors, Peter K. Baker, Henry E. Baker, John B. Baker, and Bruce
S. MacDonald. See "Employment Contracts and Change-in-Control Arrangements" for additional information. These agreements provide for (a) the payment of salary,
(b) the payment of bonuses based principally upon the achievement of stated goals relating to sales and/or EBITDA, and, (c) in the case of Mr. Fallon and Mr. MacDonald, the grant of stock options in connection with the business combination. The Compensation Committee concluded that these agreements reasonably reflected both prevailing market conditions for executive compensation and the stated purpose of our compensation policies. The agreements also provide a measure of stability and predictability with respect to the compensation of senior management through 2005.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The base salary of the CEO was increased by 10% ($25,000) effective November 1, 2002. This adjustment, recommended by the Compensation Committee and approved by the Board, was deemed appropriate given the continued strong performance by the CEO and the fact that this increase, effective in the third year of a five year employment agreement, was the first change in base salary under the agreement. As discussed elsewhere in this Proxy Statement, our employment agreement with Mr. Fallon provides for bonuses based upon, among other things, the achievement of sales and EBITDA goals approved by the Board, as well as the achievement of a stated market price per share of our Common Stock for an extended trading period. The bonus earned by Mr. Fallon in fiscal 2002 was determined and calculated with reference to those goals.

                                                         COMPENSATION COMMITTEE

                                                         ROBERT C. GETCHELL
                                                         DAVID R. PRESTON, CHAIR

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal year 2002, Robert C. Getchell and David R. Preston served on the Compensation Committee. Persons serving on the Compensation Committee had no relationships with us other than their relationship as directors entitled to the receipt of standard compensation as directors and members of certain committees of the Board and their relationship to us as stockholders. No person serving on the Compensation Committee or on the Board of Directors is an executive officer of another entity for which any of our executive officers serve on the board of directors or on that entity's compensation committee.

AUDIT COMMITTEE REPORT

     The information set forth in this report is not "soliciting material" and is not "filed" with the SEC or subject to Regulation 14A under, or the liabilities of Section 18 of, the Securities Exchange Act of 1934, except to the extent we specifically request that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

MEMBERSHIP AND ROLE OF THE AUDIT COMMITTEE

     The Audit Committee of the Board is composed of four members, Mr. Getchell, Ms. Lintz, Mr. Preston and Mr. Rickard. Each of the members of the Audit Committee is "independent" as defined under Section 121(A) of the American Stock Exchange listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors.

     The primary function of the Audit Committee is to provide advice with respect to our financial matters and to assist the Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting, tax and legal compliance. The Audit Committee's primary duties and responsibilities are to: (1) serve as an independent and objective party to monitor our financial reporting process and internal control system; (2) review and appraise the audit efforts of our independent accountants; (3) evaluate our quarterly financial performance as well as compliance with laws and regulations; (4) oversee management's establishment and enforcement of financial policies and business practices; and (5) provide an open avenue of communication among the independent accountants, financial and senior management, counsel and the Board of Directors.

     The passage of the Sarbanes-Oxley Act of 2002 will significantly change the duties and responsibilities of public company audit committees, including ours. Although many of the new rules are not yet applicable (because they depend upon finalization of listing standards of various self-regulatory organizations, in our case the American Stock Exchange), the Board and the Audit Committee have been active in enhancing the responsibilities of the Audit Committee. For example, the Board has already delegated to the Audit Committee complete responsibility for the appointment, compensation and oversight of the auditor, including responsibility for resolving disagreements between management and the auditor regarding financial reporting. The Audit Committee now has the authority to engage its own lawyers and other advisers, if needed. We require our Audit Committee members to be independent. And the Audit Committee is engaged in substantially rewriting our Audit Committee Charter to reflect the enhanced duties and responsibilities we face.

REVIEW OF OUR AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED OCTOBER 31, 2002

     The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended October 31, 2002 with management. The Audit Committee has discussed with Grassi & Co., CPAs, P.C. (formerly Feldman Sherb & Co.), our independent public accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AUss.380).

     The Audit Committee has also received the written disclosures and the letter from Grassi & Co., CPAs, P.C. required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Audit Committee has discussed the independence of Grassi & Co., CPAs, P.C. with the firm. In evaluating the independence of Grassi & Co., CPAs, P.C. the Audit Committee considered that the only non-audit service that Grassi & Co., CPAs, P.C. provides is preparation of our federal and state income tax returns.

     Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended October 31, 2002 for filing with the SEC.

                                                       AUDIT COMMITTEE

                                                       ROBERT C. GETCHELL, CHAIR
                                                       CAROL R. LINTZ
                                                       DAVID R. PRESTON
                                                       NORMAN E. RICKARD

                                PERFORMANCE GRAPH

     The following Performance Graph compares the performance of our cumulative stockholder return with that of the AMEX market index and a published industry index (the SIC Code Index for Grocery Related Products) for each of the most recent five fiscal years. The cumulative stockholder return for shares of our Common Stock and each of the indices is calculated assuming that $100 was invested on October 31, 1997. We paid no cash dividends during the periods shown. The performance of the indices is shown on a total return (dividends reinvested) basis. The graph lines merely connect year-end dates and do not reflect fluctuations between those dates.

(Graphics Omitted)



                                                       1997        1998       1999        2000      2001       2002
VERMONT PURE HOLDINGS, LTD.                          100.00       75.76      68.18       72.73     84.85      92.12

SIC CODE INDEX                                       100.00       49.76      64.06       45.43     44.01      47.64

AMEX MARKET INDEX                                    100.00       93.63     106.80      117.42     99.80     101.82


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     THIS TABLE AND ITS ACCOMPANYING FOOTNOTES SET FORTH CERTAIN INFORMATION AS OF FEBRUARY 18, 2003 with respect to the stock ownership of (i) those persons or groups who beneficially own more than 5% of our Common Stock, (ii) each of our directors, (iii) our executive officers individually, and (iv) all of our directors and executive officers as a group (based upon information furnished by such persons). Shares of Common Stock issuable upon exercise of options and warrants which are currently exercisable or exercisable within 60 days of the date of this table have been included in the following table.


                                                        AMOUNT AND NATURE OF            PERCENTAGE OF
                                                             BENEFICIAL               OUTSTANDING SHARES
OWNER'S NAME AND ADDRESS                                      OWNERSHIP                    OWNED
------------------------                               ----------------------         ------------------
TIMOTHY G. FALLON                                              902,064(1)                     3.9%

Henry E. Baker                                               1,065,219                        4.6%

Peter K. Baker                                               2,871,289                        12.3%

PHILLIP DAVIDOWITZ                                              68,200(2)                      0.3%

ROBERT C. GETCHELL                                             102,000(3)                      0.4%

CAROL R. LINTZ                                                  33,017(4)                      0.1%

DAVID R. PRESTON                                               103,000(5)                      0.4%

ROSS S. RAPAPORT, INDIVIDUALLY AND AS TRUSTEE                3,081,621(4)(6)                  13.2%

NORMAN E. RICKARD                                              106,211(3)                      0.5%

BEAT SCHLAGENHAUF                                              106,511(3)                      0.5%

John B. Baker                                                2,871,289                        12.3%

BRUCE S. MACDONALD                                             183,770(7)                      0.8%

ALL OFFICERS AND DIRECTORS                                  11,474,191(8)                     49.1%
as a group (12 individuals)


(1) Includes 895,000 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of the date of this table.

(2) Includes 63,200 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of the date of this table.

(3) Includes 87,000 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of the date of this table.

(4) Includes 30,000 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of the date of this table.

(5) Includes 91,000 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of the date of this table.

(6) Includes 3,041,372 shares as trustee for U/T/A dated 12/16/91 F/B/O Joan Baker et. al.; 11,923 shares each as trustee for Peter K. Baker and John
       B. Baker Life Insurance Trusts; and 7,297 individually owned by Mr. Rapaport

(7) Represents 181,000 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of the date of this table.

(8) Includes 1,551,200 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of the date of this table.

                              CERTAIN TRANSACTIONS

SUBORDINATED NOTES ISSUED IN CONNECTION WITH THE BUSINESS COMBINATION WITH CRYSTAL ROCK

     In connection with our acquisition of Crystal Rock Spring Water Company in 2000, in addition to other consideration, we issued the stockholders of Crystal Rock (members of the Baker family and related family trusts) subordinated promissory notes due 2007 in the original principal amount of $22,600,000. The following table shows the holder, the principal amount, and the amount paid each such holder. All amounts paid relating to these subordinated notes in 2002 were interest payments.


                                                SUBORDINATED                 INTEREST PAID
         RELATED PARTY                             NOTES                  IN FISCAL YEAR 2002
         -------------                             -----                  -------------------
         Henry E. Baker                         $ 3,488,889                  $  418,667
         John B. Baker                          $ 5,200,000                  $  624,000
         Peter K. Baker                         $ 5,200,000                  $  624,000
         Joan A. Baker                          $ 3,511,111                  $  421,333
         Ross S. Rapaport, Trustee
           U/T/A dated 12/16/91 F/B/O
           Joan Baker et al.                    $ 5,200,000                  $  624,000
                                                -----------                  ----------
            TOTAL                               $22,600,000                  $2,712,000
                                                ===========                  ==========

     Henry Baker and Peter Baker, his son, are our directors and officers. John Baker, who is also Henry Baker's son, is our Executive Vice President. Joan Baker is the wife of Henry and the mother of Peter and John. During fiscal year 2002, Ross Rapaport was associated with two law firms to which we paid approximately $62,706 and have accrued approximately an additional $8,000 for legal services.

     The seven year Subordinated Notes issued in October 2000 bear interest at 12%, compounded quarterly, WITH PAYMENTS DUE THE 20TH of February, May, August and November. In Years 1 through 3, we are required to pay interest only, amounting to an aggregate of $678,000 per quarter. Aggregate principal repayments are as follows: Year 4 -- $2,000,000; Year 5 -- $3,000,000; Year 6 -- $4,000,000; Year 7 -- $7,000,000 with a balloon payment of $6,600,000 at maturity. The Subordinated Notes become due and payable in case of liquidation, dissolution, insolvency, sale of the business, or acceleration of senior debt. Prepayment penalties are as follows: Year 1 -- 3% of the amount repaid; Year 2 -- 2%; Year 3 -- 1%; and none thereafter.

     The Subordinated Notes are secured by all of our assets, but the Subordinated Notes and security interest are junior and subordinated to the senior debt owed to and the security interest in favor of Webster Bank and its successors. Under the related subordination agreement, we may pay, and the holders of the Subordinated Notes may accept, quarterly interest payments so long as there is no default on the senior debt and payment would not cause a default. The holders of the Subordinated Notes can accrue unpaid interest, and we may pay those amounts, if such payments would not result in a default on the senior debt. The holders of the Subordinated Notes have pledged a continuing security interest in the Subordinated Note documents to Webster Bank. We may pay principal on the Subordinated Notes if it is in compliance with all financial covenants on the senior debt and payment would not result in a breach of any such covenant.

     In connection with the refinancing of our senior debt with Webster Bank, we expect to amend the terms of the Subordinated Notes such that no principal payments will be required to be paid through May 31, 2008, when the entire principal is due, except that up to $5,000,000 of the senior debt facility may be used to pay off amounts due under the Subordinated Notes if certain performance objectives are met in fiscal year 2003.

RELATED PARTY LEASES

     We lease a 72,000 square foot facility in Watertown, Connecticut from a Baker family trust and a 22,000 square foot facility in Stamford, Connecticut from Henry E. Baker. Annual rent payments for the ten year leases are as follows:

                                                  FIRST 5 YRS.       NEXT 5 YRS.

         Watertown                                   $360,000         $414,000
         Stamford                                    $216,000         $248,400

     We lease real estate in Watertown, Connecticut containing a water purification and bottling plant, warehouse space, a truck garage and office space from Henry E. Baker, as trustee of the Baker Grandchildren's Trust. We lease this property on a "triple net" basis, for a ten year term which began in October of 2000, with an option to extend the lease for a negotiated rent for an additional five years. The lease payments are substantially the same in amount as the payments of debt service that Crystal Rock had been making on the mortgage loan for the property. We believe that the rent we pay for this facility is at least as favorable as we could have obtained in an arm's-length transaction. During fiscal year 2002, we paid $360,000 relating to this lease.

     We lease the Stamford property, which includes warehouse space, a truck garage, and office space, from Henry E. Baker. We entered into this lease in October of 2000 and have an option to extend this ten year "triple net" lease for a negotiated rent for an additional five years. Either party may terminate the lease prior to expiration upon nine months' notice to the other, but if we terminate, we must pay a termination fee equal to six months' rent. The rent paid for this property by Crystal Rock at the time of its business combination with us was $216,000 annually. We believe that the rent we pay for this facility is at least as favorable as we could have obtained in an arm's-length transaction. During fiscal year 2002, we paid $216,000 relating to this lease.

RELATED PARTY SUPPLIER

     We own approximately 22% of the common equity of a software company named Computer Design Systems, Inc. (d/b/a Voyageur Software), or CDS. Peter K. Baker, our President and Director, is a member of the board of directors of CDS. We use software designed, sold and serviced by CDS in our home and office delivery system to manage customer service, deliveries, inventory, billing and accounts receivable. As of October 31, 2002, we had no value on our books for our investment in CDS. During fiscal year 2002, we paid CDS $275,000 for service, SOFTWARE, AND HARDWARE. As of October 31, 2002, we hold a note from CDS entered into August 1, 1998 for the principal amount of $120,000 with accrued interest of $44,000. The note is scheduled to mature August 15, 2003. Peter K. Baker is not paid for his services as a director of CDS.

                             INDEPENDENT ACCOUNTANTS

     Grassi & Co. CPAs, P.C. of New York City are our independent accountants for the fiscal year ending October 31, 2002. When the Audit Committee has completed its review of market prices and performance standards for audit services, we will select an accountant for our 2003 fiscal year. A representative of Grassi & Co., CPAs, P.C. is expected to be present at the meeting with an opportunity to make a statement if he desires to do so and is expected to be able to respond to appropriate questions.

AUDIT FEES

     The aggregate fees and related expenses billed by Grassi & Co., CPAs, P.C. for professional services rendered for the audit of our financial statements for the fiscal year ended October 31, 2002 and audit of the financial statements for our retirement plan for the plan year December 31, 2001 and the reviews of the financial statements included in our Forms 10-Q for fiscal year 2002 were $161,958.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Grassi & Co. CPAs, P.C. rendered no services for financial information systems design and implementation, as described in Rule 2-01(c)(4)(ii) of the SEC's Regulation S-X, and accordingly billed no fees for such services.

ALL OTHER FEES

     The aggregate fees billed by Grassi & Co. CPAs, P.C. for other professional services rendered to us for the fiscal year ended October 31, 2002 were $61,650. These fees were for services relating to the preparation of our federal, state and local tax returns. We believe that the non-Audit fees paid to Grassi & Co. CPAs, P.C. are compatible with maintaining its independence.

                             SOLICITATION OF PROXIES

     We are soliciting proxies in the enclosed form and paying the cost of the solicitation. In addition to the use of the mails, we may solicit proxies personally or by telephone or telegraph using the services of our directors, officers and regular employees at nominal cost. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses incurred in sending proxy material to beneficial owners of our stock.

                STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

     In order to be eligible for inclusion in our proxy statement and form of proxy for the annual meeting scheduled to be held in 2004, stockholder proposals must comply with SEC Rule 14a-8 and any other applicable rules and must be delivered to our principal executive offices at least 120 days prior to the anniversary date of mailing of this Proxy Statement. This Proxy Statement was sent on or about March 10, 2003, so the date by which proposals are required to be received under Rule 14a-8 will be November 11, 2003.

     In addition, Section 3.7 of our by-laws requires that a stockholder who wishes to bring an item of business before the annual meeting must provide notice of such item of business to us at our principal executive offices not less than 90 days before the date for such meeting. We currently anticipate that next year's annual meeting will take place at approximately the same time of the year, or on or about April 2, 2004. In that case, the deadline for submission of notice will be January 1, 2004. Section 4.5 of the by-laws imposes the same deadline on the nomination by a stockholder of a candidate for election to the Board of Directors. For a meeting scheduled April 2, 2004, any proposal or nomination submitted after January 1, 2004 will be untimely. The by-laws contain a number of other substantive and procedural requirements which should be reviewed by any interested stockholder.

                                 OTHER BUSINESS

     Action may be taken on the business to be transacted at the meeting on the date provided in the Notice of the Annual Meeting or any date or dates to which an original or later adjournment of such meeting may be adjourned. As of the date of this Proxy Statement, the management does not know of any other matters to be presented at the meeting. If, however, other matters properly come before the meeting, whether on the original date provided in the Notice of Annual Meeting or any dates to which any original or later adjournment of such meeting may be adjourned, it is intended that the holders of the proxy have discretion to vote in accordance with their best judgment.

                            AVAILABILITY OF FORM 10-K

     We are providing without charge to each person solicited by this Proxy Statement a copy of our Annual Report on Form 10-K for the Fiscal Year ended October 31, 2002, including our financial statements but excluding the exhibits to Form 10-K. The Form 10-K includes a list of the exhibits that were filed with it, and we will furnish a copy of any such exhibit to any person who requests it upon the payment of our reasonable expenses in providing the requested exhibit. For further information, contact Bruce S. MacDonald, Chief Financial Officer, Vermont Pure Holdings, Ltd., Route 66, Catamount Industrial Park, Randolph, Vermont 05060, telephone 802-728-3600. Our Annual Report on Form 10-K and our other filings with the SEC, including the exhibits, are also available for free on our Internet site (http://www.vermontpure.com) and the SEC's Internet site (http://www.sec.gov).

                                                  By Order of Board of Directors

                                                  Bruce S. MacDonald
                                                  SECRETARY

Randolph, Vermont
March 10, 2003




                                    * * * * *

                                                                       EXHIBIT A

                           VERMONT PURE HOLDINGS, LTD.

                              AMENDED AND RESTATED

               1998 INCENTIVE AND NON-STATUTORY STOCK OPTION PLAN

SECTION 1.  PURPOSE

     This Amended and Restated  1998  Incentive and  Non-Statutory  Stock Option
Plan (the "Plan") is intended as a performance incentive for officers and employees of Vermont Pure Holdings, Ltd., a Delaware corporation (the "Company"), or its Subsidiaries (as hereinafter defined) and for certain other individuals providing services to or acting as directors of the Company or its Subsidiaries, to enable the persons to whom options are granted (an "Optionee" or "Optionees") to acquire or increase a proprietary interest in the Company and its success. The Company intends that this purpose will be effected by the granting of incentive stock options ("Incentive Options") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and other stock options ("Non-Statutory Options") under the Plan. The term "Subsidiaries" means any corporations in which stock possessing 50% or more of the total combined voting power of all classes of stock of such corporation or corporations is owned directly or indirectly by the Company.

SECTION 2.  OPTIONS TO BE GRANTED AND ADMINISTRATION

     2.1 OPTIONS TO BE GRANTED. Options granted under the Plan may be either Incentive Options or Non-Statutory Options.

     2.2 ADMINISTRATION BY THE COMMITTEE. This Plan shall be administered by a committee (the "Committee") consisting of all members of the Compensation Committee of the Board of Directors of the Company (the "Board") who qualify as Outside Directors. The Committee shall have at least two (2) members at all times. "Outside Director" means any director who (i) is not an employee of the Company or of any "affiliated group," as such term is defined in Section 1504(a) of the Code, which includes the Company (an "Affiliate"), (ii) is not a former employee of the Company or any Affiliate who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company's or any Affiliate's taxable year, (iii) has not been an officer of the Company or any Affiliate and (iv) does not receive remuneration from the Company or any Affiliate, either directly or indirectly, in any capacity other than as a director. "Outside Director" shall be determined in accordance with Section 162(m) of the Code and the Treasury regulations issued thereunder.

     It is the intention of the Company that the Plan shall be administered to comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the Plan is not a Non-Employee Director (as defined in such Rule). Except as specifically reserved to the Board under the terms of the Plan, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. This authority includes, but is not limited to: (i) the power to grant, modify and amend options conditionally or unconditionally;
(ii) the power to prescribe the form or forms of the instruments evidencing options granted under this Plan; (iii) the power to interpret the Plan; (iv) the power to provide regulations for the operation of the incentive features of the Plan, and otherwise to prescribe regulations for interpretation, management and administration of the Plan; (v) the power to delegate responsibility for Plan operation, management and administration on such terms, consistent with the Plan, as the Committee may establish; (vi) the power to delegate to other persons the responsibility for performing ministerial acts in furtherance of the Plan's purpose; (vii) the power to make, in its sole discretion, changes to any outstanding option granted under the Plan, including the power to reduce the exercise price, to accelerate the vesting schedule, or to extend the expiration date; and (viii) the power to engage the services of persons or organizations in furtherance of the Plan's purpose, including but not limited to banks, insurance companies, brokerage firms and consultants.

     In addition, as to each option, the Committee shall have full and final authority in its sole discretion: (i) to determine the number of shares subject to each option; (ii) to determine the time or times at which options will be granted; (iii) to determine the option price for the shares subject to each option, which price shall be subject to the applicable requirements, if any, of
Section 5.1(c) hereof; (iv) to determine the time or times when each option shall become exercisable and the duration of the exercise period, which shall not exceed the limitations specified in Section 5.1(a).

     No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

     2.3 APPOINTMENT AND PROCEEDINGS OF COMMITTEE. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, and may fill vacancies, however caused, in the Committee, provided that such appointees satisfy the requirements set forth in
Section 2.2 hereof. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum, and all actions of the Committee shall require the affirmative vote of a majority of its members. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be as fully effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held.

SECTION 3.  STOCK

     3.1 SHARES SUBJECT TO PLAN. The stock subject to the options granted under the Plan shall be shares of the Company's common stock, $.001 par value ("Common Stock"). The total number of shares that may be issued pursuant to options granted under the Plan shall not exceed an aggregate of 2,000,000 shares of Common Stock. Such number of shares shall be subject to adjustment as provided in Section 7 hereof. Such shares may be treasury shares or authorized but unissued shares.

     3.2 LAPSED OR UNEXERCISED OPTIONS. Whenever any outstanding option under the Plan expires, is cancelled or is otherwise terminated (other than by exercise), the shares of Common Stock allocable to the unexercised portion of such option shall be restored to the Plan and shall again become available for the grant of other options under the Plan.

SECTION 4.  ELIGIBILITY

     4.1 ELIGIBLE OPTIONEES. Incentive Options may be granted only to officers and other employees of the Company or its Subsidiaries, including members of the Board who are also employees of the Company or a Subsidiary. Non-Statutory Options may be granted to officers or other employees of the Company or its Subsidiaries, to members of the Board or the board of directors of any Subsidiary whether or not employees of the Company or such Subsidiary, and to consultants and other individuals providing services to the Company or its Subsidiaries.

     4.2 LIMITATIONS ON 10% STOCKHOLDERS. No Incentive Option shall be granted to an individual who, at the time the Incentive Option is granted, owns (including ownership attributed pursuant to Section 424 of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any parent or Subsidiary of the Company (a "greater-than-10% stockholder"), unless such Incentive Option provides (i) that the purchase price per share shall not be less than 110% of the fair market value of the Common Stock at the time such Incentive Option is granted, and (ii) that such Incentive Option shall not be exercisable to any extent after the expiration of five years from the date on which it is granted.

     4.3 LIMITATION ON EXERCISABLE OPTIONS. The aggregate fair market value (determined at the time the Incentive Option is granted) of the Common Stock with respect to which Incentive Options are exercisable for the first time by any person during any calendar year under the Plan and under any other option plan of the Company (or a parent or subsidiary as defined in Section 424 of the Code) shall not exceed $100,000. Any option granted in excess of the foregoing limitation shall be specifically designated as being a Non-Statutory Option.

     4.4 LIMITATION ON NUMBER OF OPTIONS GRANTED TO AN INDIVIDUAL. In no event shall Options with respect to more than 500,000 shares of Common Stock be granted to an individual in any calendar year. Such number of shares shall be subject to adjustment as provided in Section 7 hereof.

SECTION 5.  TERMS OF THE OPTION AGREEMENTS

     5.1 MANDATORY TERMS. Each option agreement shall contain such provisions as the Committee shall from time to time deem appropriate. Option agreements need not be identical, but each option agreement by appropriate language shall include the substance of all of the following provisions:

                  (A) EXPIRATION. Notwithstanding any other provision of the Plan or of any option agreement, each option shall expire on the date specified in the option agreement, which date shall not be later than the tenth anniversary of the date on which the option was granted (fifth anniversary in the case of an Incentive Option granted to a greater-than-10% stockholder).

                  (B) EXERCISE. Each option shall be exercisable in full or in installments (which need not be equal) and at such times as designated by the Committee. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the option expires.

                  (C) PURCHASE PRICE. The purchase price per share of the Common Stock under each Incentive Option shall be not less than the fair market value of the Common Stock on the date the option is granted (110% of the fair market value in the case of a greater-than-10% stockholder). For the purpose of the Plan the fair market value of the Common Stock shall be the closing price per share of the Common Stock as reported on a nationally recognized stock exchange or on the Nasdaq National or SmallCap Market, or, if the Common Stock price is not so reported, the fair market value as determined by the Committee. The price at which shares may be purchased pursuant to Non-Statutory Options shall be specified by the Committee at the time the option is granted, and may be less than, equal to or greater than the fair market value of the shares of Common Stock on the date such Non-Statutory Option is granted, but shall not be less than the par value of shares of Common Stock.

                  (D) TRANSFERABILITY OF OPTIONS. Options granted under the Plan and the rights and privileges conferred thereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Upon any attempt so to transfer, assign, pledge, hypothecate or otherwise dispose of any option under the Plan or any right or privilege conferred hereby, contrary to the provisions of the Plan, or upon the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, such option shall thereupon terminate and become null and void.

                  (E) TERMINATION OF EMPLOYMENT OR DEATH OF OPTIONEE. Except as may be otherwise expressly provided in the terms and conditions of the option granted to an Optionee,

                           (A) options granted hereunder prior to the date of approval by the stockholders of THE COMPANY OF THIS AMENDED AND RESTATED 1998 INCENTIVE AND NON-STATUTORY OPTION PLAN ("PRE-AMENDMENT OPTIONS") shall terminate on the earliest to occur of:

                                    (i) the date of expiration thereof;

                                    (ii) other than in the case of death of the
                  Optionee or retirement in good standing of the Optionee for reasons of age or disability under the then established rules of the Company, immediately upon termination of the Optionee's employment with or services to the Company by the Optionee for any reason or by the Company for cause (as hereinafter defined); or

                                    (iii) 30 days after the date of termination
                  of the Optionee's employment with or services to the Company by the Company without cause; provided, however, that Non-Statutory Options granted to persons who are not employees of the Company need not, unless the Committee determines otherwise, be subject to the provisions set forth in clauses
                  (A)(ii) and (A)(iii) hereof. Until the date on which the option so expires, the Optionee may exercise that portion of his option which is exercisable at the time of termination of such relationship; and

                           (B) options granted hereunder on and after the date of approval by the stockholders of the Company of this Amended and Restated 1998 Incentive and Non-Statutory Option Plan ("POST-AMENDMENT OPTIONS") shall terminate on the earliest to occur of:

                                    (i) the date of expiration thereof;

                                    (ii) other than in the case of death of the
                  Optionee or retirement in good standing of the Optionee for reasons of age or disability under the then established rules of the Company, immediately upon termination of the Optionee's employment with or services to the Company by the Company for cause (as hereinafter defined), or 30 days after the date of termination of the Optionee's employment with or services to the Company by the Optionee for any reason; or

                                    (iii) 90 days after the date of termination
                  of the Optionee's employment with or services to the Company by the Company without cause; provided, however, that Non-Statutory Options granted to persons who are not employees of the Company need not, unless the Committee determines otherwise, be subject to the provisions set forth in clauses
                  (B)(ii) and (B)(iii) hereof. Until the date on which the option so expires, the Optionee may exercise that portion of his option which is exercisable at the time of termination of such relationship.

     An employment relationship between the Company and the Optionee shall be deemed to exist during any period during which the Optionee is employed by the Company or by any Subsidiary. Whether authorized leave of absence or absence on military government service shall constitute termination of the employment relationship between the Company and the Optionee shall be determined by the Committee at the time thereof.

     For purposes of this Section 5.1(e), the term "cause" shall mean (a) any material breach by the Optionee of any agreement to which the Optionee and the Company are both parties, (b) any act (other than retirement) or omission to act by the Optionee which may have a material and adverse effect on the Company's business or on the Optionee's ability to perform services for the Company, including, without limitation, the commission of any crime (other than minor traffic violations), or (c) any material misconduct or material neglect of duties by the Optionee in connection with the business or affairs of the Company or any Subsidiary or affiliate of the Company.

     In the event of the death of an Optionee while in an employment or other relationship with the Company and before the date of expiration of such option, such option shall terminate on the earlier of (i) such date of expiration or
(ii) 180 days following the date of such death in the case of Pre-Amendment Options or 1 year following the date of such death in the case of Post-Amendment Options. After the death of the Optionee, his executor, administrator or any person or persons to whom his option may be transferred by will or by laws of descent and distribution, shall have the right, at any time prior to such termination, to exercise the option to the extent the Optionee was entitled to exercise such option as of the date of his death.

     If, before the date of expiration of the option, the Optionee shall be retired in good standing from the employ of the Company by reason of age or disability under the then established rules of the Company, the option shall terminate on the earlier of (i) such date of expiration or (ii) 90 days after the date of such retirement in the case of Pre-Amendment Options or 2 years after the date of such retirement in the case of Post-Amendment Options. Retirement by reason of age shall mean (i) the voluntary termination of the Optionee's employment with or services to the Company by an Optionee who has had at least 10 years of service to the Company and is at least 50 years old, or
(ii) termination of the Optionee's employment with or services to the Company under such other circumstances as determined by the Committee. Permanent and total disability shall be determined with reference to Section 22(e)(3) of the Code and the regulations issued thereunder. In the event of such retirement, the Optionee shall have the right prior to the termination of such option to exercise the option to the extent the Optionee was entitled to exercise such option immediately prior to such retirement.

                           (F) RIGHTS OF OPTIONEES. No Optionee shall be deemed
for any purpose to be the owner of any shares of Common Stock subject to any option unless and until (i) the option shall have been exercised with respect to such shares pursuant to the terms thereof, and (ii) the Company shall have issued and delivered a certificate representing such shares. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock.

     5.2 CERTAIN OPTIONAL TERMS. The Committee may in its discretion provide, upon the grant of any option hereunder, that the Company shall have an option to repurchase all or any number of shares purchased upon exercise of such option. The repurchase price per share payable by the Company shall be such amount or be determined by such formula as is fixed by the Committee at the time the option for the shares subject to repurchase was granted. The Committee may also provide that the Company shall have a right of first refusal with respect to the transfer or proposed transfer of any shares purchased upon exercise of an option granted hereunder. In the event the Committee shall grant options subject to the Company's repurchase rights or rights of first refusal, the certificate or certificates representing the shares purchased pursuant to the exercise of such option shall carry a legend satisfactory to counsel for the Company referring to such rights.

SECTION 6.  METHOD OF EXERCISE; PAYMENT OF PURCHASE PRICE

     6.1 NOTICE OF EXERCISE. Any option granted under the Plan may be exercised by the Optionee by delivering to the Company on any business day a written notice specifying the number of shares of Common Stock the Optionee then desires to purchase and specifying the address to which the certificates for such shares are to be mailed (the "Notice"), accompanied by payment for such shares.

     6.2 MEANS OF PAYMENT AND DELIVERY. Payment for the shares of Common Stock purchased pursuant to the exercise of an option shall be made by one or more of the following methods:

                          (i) In cash, by certified or bank check or other instrument acceptable to the Committee;

                          (ii) If permitted by the Committee, in its discretion, in the form of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at fair market value on the exercise date;

                          (iii) If permitted by the Committee, in its discretion, by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the PURCHASE PRICE; PROVIDED that in the event the Optionee chooses to pay the purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. The Company need not act upon such exercise notice until the Company receives full payment of the exercise price;

                          (iv) If permitted by the Committee, in its discretion, by reducing the number of Option shares otherwise issuable to the optionee upon exercise of the Option by a number of shares having a fair market value equal to such aggregate exercise price (it being understood that this alternative will be available only if the optionee holds sufficient "mature" shares as defined in Financial Accounting Standards Board's Emerging Issues Task Force Issue 84-18); and

                           (v) By any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Committee, in its discretion) which the Committee determines are consistent with the purpose of the Plan and with applicable laws and regulations.

For the purpose of this Section 6.2, the fair market value of the shares of Common Stock so delivered to the Company shall be determined in the manner specified in Section 5.1(c) hereof. As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to the Optionee certificates for the number of shares with respect to which such Option has been so exercised, issued in the Optionee's name; provided, however, that such delivery shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Optionee, at the address specified pursuant to Section 6.1.

SECTION 7.  ADJUSTMENT UPON CHANGES IN CAPITALIZATION

     7.1 NO EFFECT OF OPTIONS UPON CERTAIN CORPORATE TRANSACTIONS. The existence of outstanding options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of Common Stock, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     7.2 STOCK DIVIDENDS, RECAPITALIZATIONS, ETC. If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving compensation therefor in money, services or property, then: (i) the number, class and per share price of shares of stock subject to outstanding options hereunder shall be appropriately adjusted in such a manner as to entitle an Optionee to receive upon exercise of an option, for the same aggregate cash consideration, the same total number and class of shares that the owner of an equal number of outstanding shares of Common Stock would own as a result of the event requiring the adjustment; and (ii) the number and class of shares with respect to which options may be granted under the Plan shall be adjusted by substituting for the total number of shares of Common Stock then reserved for issuance under the Plan that number and class of shares of stock that the owner of an equal number of outstanding shares of Common Stock would own as the result of the event requiring the adjustment.

     7.3 DETERMINATION OF ADJUSTMENTS. Adjustments under this Section 7 shall be determined by the Committee and such determinations shall be conclusive. The Committee shall have the discretion and power in any such event to determine and to make effective provision for acceleration of the time or times at which any option or portion thereof shall become exercisable. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified above.

     7.4 NO ADJUSTMENT IN CERTAIN CASES. Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding options.

SECTION 8. EFFECT OF CERTAIN TRANSACTIONS

     8.1 MERGER WITHOUT CHANGE OF CONTROL. After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations, in each case as a result of which (i) the Company shall be the surviving corporation, and (ii) the stockholders of the Company immediately prior to such merger or consolidation receive or are entitled to receive consideration in the merger or consolidation and own after such merger or consolidation shares representing at least 50% of the voting power of the Company, each holder of an outstanding option shall, at no additional cost, be entitled upon exercise of such option to receive (subject to any required action by stockholders), instead of (or, as the case may be, in addition to) the number of shares as to which such option shall then be so exercisable, the number and class of shares of stock or other securities or property to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the record holder of a number of shares of Common Stock equal to the number of shares as to which such option was exercisable.

     8.2 SALE OR MERGER WITH CHANGE OF CONTROL. If the Company is merged into or consolidated with another corporation under circumstances in which the Company is not the surviving corporation, or if there is a merger or consolidation where the Company is the surviving corporation but the stockholders of the Company immediately prior to such merger or consolidation do not own after such merger or consolidation shares representing at least 50% of the voting power of the Company, or if the Company is liquidated or sells or otherwise disposes of all or substantially all of its assets, while unexercised options remain outstanding under the Plan: (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation, liquidation, sale or disposition, as the case may be (each, a "Transaction"), each holder of an outstanding option shall be entitled, upon exercise of such option, to receive, in lieu of shares of Common Stock, shares of such stock or other securities, cash or property as the holders of shares of Common Stock received pursuant to the terms of the Transaction; (ii) the Committee may accelerate the time for exercise of all unexercised and unexpired options to a date prior to the effective date of such Transaction, specified by the Committee; or (iii) all outstanding options may be canceled by the Committee as of the effective date of such Transaction, provided that notice of such cancellation shall be given to each holder of an option and
(y) each holder of an option shall have the right to exercise such option to the extent that the same is then exercisable or, if the Committee shall have accelerated the time for exercise of all of the unexercised and unexpired options, in full during the 30-day period preceding the effective date of such Transaction.

SECTION 9.  AMENDMENT OR TERMINATION OF THE PLAN

     The Board may terminate the Plan at any time, and may amend the Plan at any time and from time to time, subject to the limitation that, except as provided in Sections 7 and 8 hereof, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law and regulations, at an annual or special meeting held within twelve months before or after the date of adoption of such amendment, in any instance in which such amendment would: (i) increase the number of shares of Common Stock as to which options may be granted under the Plan; or (ii) change in substance the provisions of Section 4 hereof relating to eligibility to participate in the Plan.

     Except as provided in Sections 7 and 8 hereof, rights and obligations under any option granted before termination or amendment of the Plan shall not be altered or impaired by such termination or amendment except with the consent of the Optionee.

SECTION 10.  NON-EXCLUSIVITY OF THE PLAN; NON-UNIFORM

             DETERMINATIONS

     Neither the adoption of the Plan by the Board nor the approval of the Plan by the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

     The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive or are eligible to receive options under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective option agreements, as to (i) the persons to receive options under the Plan, (ii) the terms and provisions of options, (iii) the exercise by the Committee of its discretion in respect of the exercise of options pursuant to the terms of the Plan, and (iv) the treatment of leaves of absence pursuant to Section 5.1(e) hereof.

SECTION 11.  GOVERNMENT AND OTHER REGULATIONS; GOVERNING LAW;
             WITHHOLDING TAXES

     The obligation of the Company to sell and deliver shares of Common Stock with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by government agencies as may be deemed necessary or appropriate by the Board or the Committee. All shares sold under the Plan shall bear appropriate legends. The Company may, but shall in no event be obligated to, register or qualify any shares covered by options under applicable federal and state securities laws; and in the event that any shares are so registered or qualified the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

     Whenever under the Plan shares are to be delivered upon exercise of an option, the Company shall be entitled to require as a condition of delivery that the Optionee remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto.

SECTION 12.  "LOCKUP" AGREEMENT

     The Committee may in its discretion specify upon granting an option that the Optionee shall agree, for a period of time (not to exceed 180 days) from the effective date of any registration of securities of the Company, upon request of the Company or the underwriter or underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares issued pursuant to the exercise of such option, without the prior written consent of the Company or such underwriter or underwriters, as the case may be.

SECTION 13.  EFFECTIVE DATE AND DURATION OF PLAN

     The Plan shall become effective upon its adoption by the Board of Directors provided that the stockholders of the Company shall have approved the Plan within twelve months prior to or following the adoption of the Plan by the Board. No option may be granted under the Plan after April 10, 2013. The Plan shall terminate (i) when the total amount of the Stock with respect to which options may be granted shall have been issued upon the exercise of options or
(ii) by action of the Board of Directors pursuant to Section 9 hereof, whichever shall first occur.

                       VERMONT PURE HOLDINGS, LTD. - PROXY

                       SOLICITED BY THE BOARD OF DIRECTORS
               FOR THE ANNUAL MEETING TO BE HELD ON APRIL 10, 2003

     The undersigned Stockholder(s) of VERMONT PURE HOLDINGS, LTD., a Delaware corporation ("Company"), hereby appoints Timothy G. Fallon and Peter K. Baker, or either of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to vote the shares of stock held by the undersigned or which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on April 10, 2003 and at all adjournments thereof. This proxy will be voted in accordance with the instructions given on the reverse and in the discretion of the proxies UPON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ALL OF THE FOLLOWING PROPOSALS.

     The undersigned hereby revokes all proxies, if any, hitherto given by him to others for said Meeting.

                  (CONTINUED, AND TO BE SIGNED, ON OTHER SIDE.)

                         PLEASE DATE, SIGN AND MAIL YOUR

                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS

                           VERMONT PURE HOLDINGS, LTD.

                                 APRIL 10, 2003

                 PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

--------------------------------------------------------------------------------

A [X] Please mark your
      votes as in this
      example

1. Election of the following directors:

      Timothy G. Fallon                              Carol R. Lintz
      Henry E. Baker                                 David R. Preston
      Peter K. Baker                                 Ross S. Rapaport
      Phillip Davidowitz                             Norman E. Rickard
      Robert C. Getchell                             Beat Schlagenhauf

    [ ] FOR all nominees listed above except as marked to the contrary below.

    [ ] WITHHOLD AUTHORITY to vote for all nominees listed above.

      INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.

    ---------------------------------------

2. Amendment to the 1998 Incentive and Non-Statutory Stock Option Plan as described in the Proxy Statement to among other things (i) extend the exercise period for options granted following approval of this amendment under certain circumstances, (ii) provide for additional methods of exercise for all options under the plan, and (iii) increase the number of shares of common stock available for issuance under the plan from 1,500,000 shares to 2,000,000 shares.

      [  ] FOR             [  ] AGAINST              [  ] ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof.

    I PLAN ON ATTENDING THE ANNUAL MEETING  [ ]

    Signature __________________________

    Signature if held jointly ______________________ Dated ______________, 2002

NOTE: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


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